As filed with the Securities and Exchange Commission on January 11, 2008

Registration No. 333-131949

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE PANTRY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	56-1574463
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1801 Douglas Drive

Sanford, North Carolina 27330-1410

(919) 774-6700

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Peter J. Sodini

Chief Executive Officer

THE PANTRY, INC.

P.O. Box 1410

1801 Douglas Drive

Sanford, North Carolina 27330-1410

(919) 774-6700

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Carl N. Patterson, Esq.

Jason L. Martinez, Esq.

SMITH, ANDERSON, BLOUNT, DORSETT,

MITCHELL & JERNIGAN, L.L.P.

Post Office Box 2611

Raleigh, North Carolina 27602-2611

(919) 821-1220

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE

The Pantry, Inc. (“The Pantry”) is filing this Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-131949) (the “Post-Effective Amendment No. 1”) to reflect the fact that (i) The Pantry is no longer a well-known seasoned issuer, as such term is defined in Rule 405 as promulgated under the Securities Act of 1933, as amended, as of the most recent eligibility determination date specified in paragraph (2) of that definition and (ii) Kangaroo, Inc. (“Kangaroo”) and R.&H. Maxxon, Inc. (“Maxxon”) are no longer Co-Registrants to the Registration Statement on Form S-3 (File No. 333-131949). Kangaroo and Maxxon have been merged with and into The Pantry, with, in each instance, The Pantry being the surviving entity. As a result of the mergers, Kangaroo and Maxxon are no longer in existence and they are not listed as Co-Registrants in this Post Effective Amendment No. 1.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sanford, State of North Carolina, on the 11th day of January, 2008.

THE PANTRY, INC.

By:	/s/ Peter J. Sodini
Peter J. Sodini President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter J. Sodini Peter J. Sodini	President, Chief Executive Officer and Director (Principal Executive Officer)	January 11, 2008

/s/ Frank G. Paci Frank G. Paci	Sr. Vice President, Finance, Chief Financial Officer and Secretary (Principal Financial Officer)	January 11, 2008

/s/ Berry L. Epley Berry L. Epley	Corporate Controller and Assistant Secretary (Principal Accounting Officer)	January 11, 2008

* Robert F. Bernstock	Director	January 11, 2008

* Paul L. Brunswick	Director	January 11, 2008

Wilfred A. Finnegan	Director

* Edwin J. Holman	Director	January 11, 2008

Terry L. McElroy	Director

* Mark D. Miles	Director	January 11, 2008

* Bryan E. Monkhouse	Director	January 11, 2008

* Thomas M. Murnane	Director	January 11, 2008

Maria Del Carmen Richter	Director

* /s/ Peter J. Sodini PETER J. SODINI Attorney-in-Fact